Exhibit 99.1

EXPLORATION INCORPORATED

Transmeridian Exploration Appoints Two New Directors

Houston, Texas (PRIMEZONE) December 12, 2006—Transmeridian Exploration Incorporated (AMEX: TMY) today announced that Mr. J. Frank Haasbeek, 71, and Mr. Alfred L. Shacklett Jr., 58, have been appointed to its Board of Directors upon recommendation of the Nominating & Governance Committee. Mr. Haasbeek and Mr. Shacklett will both serve on the Audit Committee, and Mr. Haasbeek will also serve on the Compensation Committee. These appointments fill the vacancies created by the resignation of a former director in April 2006 and the Company’s decision to expand the size of the Board to seven directors.

Mr. Haasbeek is a retired senior executive with an extensive background in international management and auditing. He served as president and chief executive officer of International Transquip Industries, Inc. from 1991 through 2002 in Houston, Texas. He has held various executive positions during his career, including president and chief executive officer of Hurricane Industries, chief financial officer of Reading & Bates Construction Company and chief financial officer and director of Cope Allman International Ltd. Mr. Haasbeek began his career as an auditor with Deloitte, Haskins & Sells in Canada and France, and is a graduate of the University of Manitoba in Winnipeg, Canada, with accreditation as a chartered accountant. He has been a director of several public companies and served as chairman of the audit committee for both Nuevo Energy Company prior to its acquisition in 2004 and Hadson Corporation prior to its acquisition in 1995.

Mr. Shacklett has over 30 years experience in the petroleum industry, including thirteen years in Russia and Kazakhstan. Most recently, he was a senior financial executive with YUKOS Oil Company in Russia from 1998 to 2000 and from 2002 to 2005. From 2000 to 2001, he was the business development country manager for Crown Castle International in Rome, Italy. Previously, Mr. Shacklett worked for the Republic of Kazakhstan as financial advisor to the Minister of Economics and Trade, the State Property Committee and Uzenmunaigaz, a regional Kazakh oil producer. In Russia, he held the position of director of energy consulting for Ernst & Young, LLP, Moscow. Mr. Shacklett is a graduate of the University of Texas at Austin, and is a certified public accountant and registered petroleum engineer in the state of Texas. He began his career as an auditor with Ernst & Young in Houston, Texas.

“I am pleased to welcome Frank and Al to our Board of Directors,” said Lorrie T. Olivier, President, Chief Executive Officer and Chairman of the Board. “Their broad business and financial experience will bring additional depth to the Board as we continue to execute our strategy for growth in the region.”

About Transmeridian Exploration Incorporated

Transmeridian Exploration Incorporated is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. The Company primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian Exploration currently has projects in Kazakhstan and southern Russia and is pursuing additional projects in the Caspian Sea region.

For more information please contact the following:

Lorrie T. Olivier, CEO

Earl W. McNiel, CFO

397 N. Sam Houston Pkwy E., Suite 300

Houston, Texas 77060

Phone: (281) 999-9091

Fax: (281) 999-9094

E-mail: tmei@tmei.com

Website: www.tmei.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and other filings with the Securities and Exchange Commission (SEC). Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.